Exhibit 10.3

CTC MEDIA, INC.

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 is entered into as of December 18, 2009, by and between CTC Media, Inc., a Delaware corporation (the “Company”), and Alexander E. Rodnyansky (“Mr. Rodnyansky”), for the purpose of amending the Amended and Restated Employment Agreement, dated as of October 8, 2008 (as amended by the Separation Agreement and Release dated as of June 23, 2009 between the Company and Mr. Rodnyansky, the “Prior Agreement” and, as amended by this Amendment No. 1, the “Agreement”).  Capitalized terms used herein and otherwise not defined shall have such meanings ascribed thereto in the Prior Agreement.

WHEREAS, in connection with the Settlement Agreement dated as of the date hereof (the “Settlement Agreement”), by and between the Company and Mr. Rodnyansky, the Company and Mr. Rodnyansky desire to amend the Prior Agreement as set forth below;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Section 9 (Non-Competition and Non-Solicitation) of the Prior Agreement is hereby deleted in its entirety and has no further force or effect after the date of this Amendment No. 1.

2.                                       Section 10(d) (relating to the survival of Mr. Rodnyansky’s obligations with respect to Proprietary Information) of the Prior Agreement is hereby deleted in its entirety and replaced with the following text:

“(d)                           The provisions of this Section 10 shall survive until December 18, 2011.”

3.                                       This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.                                       This Amendment No. 1 shall be governed by and construed under and in accordance with the laws of the State of Delaware.  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Amendment No. 1 shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the Company and Mr. Rodnyansky each consents to the exclusive jurisdiction of such a court.

5.                                       The Agreement remains in full force and effect, except as specifically modified by this Amendment No. 1, and the terms and conditions thereof, as specifically modified by this Amendment No. 1, are hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date set forth in the preamble.

CTC MEDIA, INC.

By:	/s/ Anton Kudryashov
Anton Kudryashov
Chief Executive Officer

/s/ Alexander E. Rodnyansky
Alexander E. Rodnyansky

[Signature page to Amendment No. 1 to Amended and Restated Employment Agreement]